Exhibit 99.1

WebMediaBrands Inc. Reports Results
For Its Second Quarter Ended June 30, 2010;
Revenues Increase 72%

(Norwalk, CT – August 11, 2010) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported results for the quarter ended June 30, 2010.

Revenues for the second quarter of 2010 were $2.5 million compared to revenues of $1.4 million for the same period in 2009, an increase of 72%.  Revenues from online advertising sales and job board operations were up 171% and 110%, respectively, compared to the same period last year and were up 27% and 15%, respectively, compared to the first quarter of 2010.  Operating expenses for the second quarter of 2010 were $3.4 million compared to $3.9 million for the same period last year.  Loss from continuing operations was $945,000 during the second quarter of 2010 compared to $2.1 million during the same period in 2009.

“Our second quarter demonstrated significant year-over-year and sequential quarterly growth in revenues and reductions in operating expenses,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands. “We are excited by the success of our trade shows that ran during the second quarter and that covered a variety of social media topics. We continue to develop blogs dealing with social media, social networks, virtual goods and social gaming as well as traditional media topics. We expect these investments should continue to show positive results in future quarters,” added Meckler.

In November 2009, WebMediaBrands completed the sale of the assets related to its Internet.com business to QuinStreet, Inc.  Prior year financial results have been presented to include WebMediaBrands’s Internet.com business as a discontinued operation for the periods presented.

In February 2009, WebMediaBrands completed the sale of its online images business to Getty Images, Inc.  Prior year financial results have been presented to reflect WebMediaBrands’s online images segment as a discontinued operation for the periods presented.

WebMediaBrands Inc. 2nd Quarter 2010 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2010 second quarter results on Wednesday, August 11, 2010 at 5:00 pm EDT.

The conference call number is 866-288-9872 for domestic participants and 913-312-2900 for international participants; confirmation code “713481.”  Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Sunday, August 15, 2010. Replay call numbers are 888-348-4629 for domestic participants and 913-312-2900 for international participants; confirmation code “713481.”

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Operations
For the Three and Six Months Ended June 30, 2009 and 2010
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenues	$1,430	$2,453	$2,971	$4,357

Cost of revenues	923	1,400	2,160	2,698
Advertising, promotion and selling	377	495	981	1,024
General and administrative	2,130	1,371	7,404	3,013
Depreciation	162	118	342	246
Amortization	49	21	168	32
Impairment	—	—	662	—
Restructuring charge	308	—	875	—
Total operating expenses	3,949	3,405	12,592	7,013

Operating loss from continuing operations	(2,519)	(952)	(9,621)	(2,656)
Other income, net	68	31	174	39
Interest income	157	196	158	213
Interest expense	(185)	(203)	(1,492)	(433)
Loss on extinguishment of debt	—	—	(2,119)	—
Gain (loss) on fair value of interest rate swap	438	—	(6,732)	—
Loss from continuing operations before income taxes	(2,041)	(928)	(19,632)	(2,837)
Provision (benefit) for income taxes	24	17	(2,851)	20
Loss from continuing operations	(2,065)	(945)	(16,781)	(2,857)
Income (loss) from discontinued operations, net of tax	856	—	(118)	—
Gain (loss) on sale of discontinued operations	(4)	(23)	7,017	(29)
Net loss	$(1,213)	$(968)	$(9,882)	$(2,886)

Income (loss) per share:
Basic
Loss from continuing operations	$(0.05)	$(0.03)	$(0.46)	$(0.08)
Income from discontinued operations	0.02	—	0.19	—
Net loss	$(0.03)	$(0.03)	$(0.27)	$(0.08)

Diluted
Loss from continuing operations	$(0.05)	$(0.03)	$(0.46)	$(0.08)
Income from discontinued operations	0.02	—	0.19	—
Net loss	$(0.03)	$(0.03)	$(0.27)	$(0.08)

Shares used in computing income (loss) per share:
Basic	36,399	37,493	36,155	37,340
Diluted	36,399	37,493	36,155	37,340

WebMediaBrands Inc.
Unaudited Consolidated Condensed Balance Sheets
 December 31, 2009 and June 30, 2010
 (in thousands, except share and per share amounts)

	December 31, 2009	June 30, 2010

ASSETS
Current assets:
Cash and cash equivalents	$15,012	$13,476
Accounts receivable, net of allowances of $90 and $73, respectively	500	660
Income taxes receivable	2,379	844
Prepaid expenses and other current assets	500	361
Total current assets	18,391	15,341

Property and equipment, net	1,086	886
Intangible assets, net	990	1,106
Goodwill	9,495	9,500
Investments and other assets	1,051	1,031
Assets held for sale	2,000	2,000
Total assets	$33,013	$29,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$566	$530
Accrued payroll and related expenses	811	568
Accrued expenses and other current liabilities	2,516	2,164
Deferred revenues	955	1,192
Total current liabilities	4,848	4,454

Loan from related party	6,197	6,047
Deferred revenues	92	19
Deferred income taxes	1,122	1,126
Other long-term liabilities	586	644
Total liabilities	12,845	12,290

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 37,060,723 and 37,707,951 shares issued at December 31, 2009 and June 30, 2010, respectively	371	377
Additional paid-in capital	280,556	280,841
Accumulated deficit	(260,680)	(263,566)
Treasury stock, 65,000 shares, at cost	(106)	(106)
Accumulated other comprehensive income	27	28
Total stockholders’ equity	20,168	17,574
Total liabilities and stockholders’ equity	$33,013	$29,864

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
For the Six Months Ended June 30, 2009 and 2010 (in thousands)

	Six Months Ended June 30,
	2009	2010
Cash flows from operating activities:
Net loss	$(9,882)	$(2,886)
Less: Loss from discontinued operations, net of tax	(118)	—
Less: Gain (loss) on sale of discontinued operations	7,017	(29)
Loss from continuing operations	(16,781)	(2,857)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss on fair value of swap	6,732	—
Impairment	662	—
Depreciation and amortization	510	278
Stock-based compensation	1,890	82
Other income, net	(151)	—
Amortization of debt issue costs	3	45
Loss on extinguishment of debt	2,119	—
Deferred income taxes	(2,842)	4
Changes in assets and liabilities (net of businesses acquired):
Accounts receivable, net	(69)	(159)
Prepaid expenses and other assets	1,513	113
Income taxes receivable	975	1,535
Accounts payable, accrued expenses and other liabilities	(2,068)	(608)
Deferred revenues	(350)	164
Discontinued operations	1,533	(29)
Net cash used in operating activities	(6,324)	(1,432)
Cash flows from investing activities:
Purchases of property and equipment	(52)	(27)
Acquisitions of assets and other	(1,577)	(135)
Proceeds from sale of discontinued operations	91,205	—
Discontinued operations	(487)	—
Net cash provided by (used in) investing activities	89,089	(162)
Cash flows from financing activities:
Borrowings from related party	7,197	—
Settlement of interest rate swap	(6,732)	—
Debt issuance costs	(383)	—
Repayment of borrowings from related party	—	(150)
Repayment of borrowings under credit facilities	(81,213)	—
Proceeds from exercise of stock options	196	209
Net cash provided by (used in) financing activities	(80,935)	59
Effect of exchange rates on cash	(65)	(1)
Net increase (decrease) in cash and cash equivalents	1,765	(1,536)
Cash and cash equivalents, beginning of year	3,755	15,012
Cash and cash equivalents, end of year	$5,520	$13,476

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM, www.webmediabrands.com) is an Internet media company that provides content, education, trade shows and online job board services to media and business professionals.  The Company’s online business includes: (i) mediabistro.com, a leading blog network providing content, career and educational resources about major media markets and industry verticals including new media, TV news, advertising, public relations, publishing, design, mobile and the semantic web; (ii) Socialtimes.com and Allfacebook.com, providing industry leading content about the latest developments in social media, social networks and social gaming; (iii) other leading content Websites including AgencySpy.com, PRNewser.com, EbookNewser.com, BrandsoftheWorld.com, GalleyCat.com and TVNewser.com; and (iv) e-commerce Websites including FreelanceConnect.com and StockLogos.com.  The Company’s LearnNetwork features online and in-person courses, panels, certificate programs and educational video subscription libraries for media and business professionals and presents evening panels on topics including social media, journalism, advertising design, publishing, Web content, video and more.  WebMediaBrands’s trade shows include Think Mobile, Social Gaming Summit, Virtual Goods Summit, eBook Summit, Semantic Web Summit, Freemium Summit, Social Developer Summit, Mediabistro Circus and Mediabistro Career Circus.  The Company’s mediabistro.com business also includes an industry-leading job board for media and business professionals focusing on job categories such as social media, online/new media, publishing, public relations/marketing, advertising, sales, design, television and more.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: the risk of illiquidity if our stock is delisted; general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Amanda Barrett
Director of Marketing
212-547-7879
press@webmediabrands.com